1 Mark Rohr, Chairman and Chief Executive Officer Steven Sterin, Senior Vice President and Chief Financial Officer Celanese Q3 2012 Earnings Monday, October 22, 2012 EX 99.2

2 Forward-Looking Statements This presentation and remarks made as part of this presentation contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this presentation and related remarks, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “can,” “could,” “might,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this presentation and related remarks. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries; changes in the price and availability of raw materials, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; market acceptance of our technology; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the company; changes in the degree of intellectual property and other legal protection afforded to our products or technology, or the theft of such intellectual property; compliance and other costs and potential disruption or interruption of production or operations due to accidents, cyber security incidents, terrorism or political unrest or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, including the occurrence of acts of war or terrorist incidents, or as a result of weather or natural disasters; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relating to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry; and various other factors discussed from time to time in the company’s filings with the Securities and Exchange Commission. In addition to the risks and uncertainties identified above, the following risks and uncertainties, among others, could cause the company’s actual results regarding its initiatives involving the use of advanced technology for the production of ethanol for chemical applications and other uses to differ materially from the results expressed or implied in these materials: the impact of technological developments and competition; our ability to obtain licenses of, or other access to, alternative ethanol production processes on attractive terms; unanticipated operational or commercialization difficulties, including failure of facilities or processes to operate in accordance with specifications or expectations; the cost and availability of capital necessary to fund plant construction and expansion; the unavailability of required materials and equipment; changes in the price and availability of commodities and supplies; the ability to achieve the anticipated cost structure; the growth in demand for products produced from our technology in certain industries or geographic regions; the adoption of new or different industry or regulatory standards; and the ability of third parties, including our commercial partners or suppliers, to comply with their commitments to us. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Results Unaudited The results in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly and full fiscal year results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

3 Non-US GAAP Financial Information Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects the following performance measures: operating EBITDA, business operating EBITDA, affiliate EBITDA and proportional affiliate EBITDA, adjusted earnings per share, net debt, and adjusted free cash flow as non-U.S. GAAP measures. These measurements are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA and business operating EBITDA is net income; for proportional affiliate EBITDA is equity in net earnings of affiliates; for affiliate EBITDA is operating profit; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information ► Operating EBITDA, a measure used by management to measure performance, is defined by the company as net earnings minus interest income plus loss (earnings) from discontinued operations, interest expense, income taxes and depreciation and amortization, and further adjusted for Other Charges and Adjustments as described in the Appendix. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a U.S. GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. ► Business operating EBITDA, a measure used by management to measure performance of its internal operations, is defined by the company as net earnings minus interest income plus loss (earnings) from discontinued operations, interest expense, income taxes and depreciation and amortization, and further adjusted for Other Charges and Adjustments as described in the Appendix, less equity in net earnings of affiliates, dividend income from cost investments and other (income) expense. This reflects the operating results of the company’s operations without regard to its equity and cost investments. The company believes that investors should consider business operating EBITDA when evaluating the company’s internal operations. ► Affiliate EBITDA is defined by the company as operating profit plus the depreciation and amortization of its equity affiliates. Proportional affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined by the company as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. We believe that investors should consider proportional affiliate EBITDA as an additional measure of operating results. ► Adjusted earnings per share is a measure used by management to measure performance. It is defined by the company as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a U.S. GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. Note: The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full- year forecasted tax opportunities, where applicable, and specifically excludes changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any given future period. ► Net debt is defined by the company as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company’s capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. Proportional net debt is defined as our proportionate share of our affiliates’ net debt. ► Adjusted free cash flow is defined by the company as cash flow from operations less other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. Although we use adjusted free cash flow as a financial measure to assess the performance of our business, the use of adjusted free cash flow has important limitations, including that adjusted free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.

4 Mark Rohr Chairman and Chief Executive Officer

5 ►Announced innovative, new CelFXTM matrix technology for filter media ►Started up the Technology Development Unit for ethanol at our Clear Lake plant ►Continue to make progress on the construction of ethanol unit in Nanjing Continue to make progress on strategic initiatives Lower Volatility Stronger Growth Higher Return Optionality Technology- Enabled Chemistry Customer- Oriented Solutions* TECHNOLOGY CELANESE Highlights of recent activities * Includes Consumer Specialties, Industrial Specialties and Advanced Engineered Materials segments.

6 ► The acetyl industry continues to experience trough-like conditions due to soft demand in Europe and Asia ► Portfolio of customer-oriented solution businesses delivered higher year-over-year (YoY) operating margins, driven by Advanced Engineered Materials ► Improved sequential and YoY Operating EBITDA and margins, excluding affiliates, in Consumer Specialties and Advanced Engineered Materials ► Record quarterly earnings in Emulsions * See slides 24 and 25 for equity affiliate results and Celanese’s proportional share in millions (except EPS) Q3’11 Q2’12 Q3’12 Net Sales $1,807 $1,675 $1,609 Proportional Net Sales of Affiliates* $460 $455 $419 Total: $2,267 $2,130 $2,028 Operating Profit/(Loss) $196 $164 $163 Adjusted EPS $1.27 $1.47 $0.93 Operating EBITDA $374 $402 $298 Proportional Affiliate EBITDA in excess of Equity in net earnings of affiliates* $41 $43 $38 Total: $415 $445 $336 Celanese Corporation Q3’12 Highlights

7 Steven Sterin Senior Vice President and Chief Financial Officer

Advanced Engineered Materials

Celanese

Q3 Performance

in millions	Q3'11	Q2'12	Q3'12
Net Sales	$332	$323	$322
Operating EBITDA	$112	$114	$109
Operating EBITDA Margin	34%	35%	34%

Factors Affecting Net Sales Changes

	Q3'12	
	vs. Q3'11	vs. Q2'12
Volume	(1%)	(1%)
Price	3%	1%
Currency	(5%)	(1%)
Other	-	-
Total Sales	(3%)	(1%)

Key Business Highlights

Sequential (Q3'12 vs Q2'12)

- Higher pricing offset by lower volumes and unfavorable currency
- Improved base business earnings
- Lower equity earnings from strategic affiliates

Year-over-Year (Q3'12 vs Q3'11)

- Higher pricing offset by lower volumes and unfavorable currency
- Sustained margins driven by innovative solutions, lower equity earnings from strategic affiliates

Q4'12 Expectations

in millions	Q4'11
Net Sales	$292
Operating EBITDA	$73
Operating EBITDA Margin	25%

- Sequentially lower earnings due to seasonality
- YoY earnings growth driven by
  - German expansion
  - Innovative customer solutions
- Degree of seasonality in Europe uncertain

8

Consumer Specialties

Celanese

Q3 Performance

in millions	Q3'11	Q2'12	Q3'12
Net Sales	$298	$327	$314
Operating EBITDA	$78	$168	$87
Operating EBITDA Margin	26%	51%	28%

Factors Affecting Net Sales Changes

	Q3'12	
	vs. Q3'11	vs. Q2'12
Volume	-	(5%)
Price	6%	1%
Currency	(1%)	-
Other	-	-
Total Sales	5%	(4%)

Key Business Highlights

Sequential

- Lower Q3 volumes due to temporarily higher volumes in Q2 related to Q1 production interruption
- Modest earnings growth and margin expansion, excluding dividends from strategic affiliates of $83 million in Q2'12

YoY

- Earnings growth and margin expansion due to higher pricing on continued strong global demand

Q4'12 Expectations

in millions	Q4'11
Net Sales	$306
Operating EBITDA	$73
Operating EBITDA Margin	24%

- Sequentially lower volumes
- Sustained YoY earnings
  - Acetate facility rationalization expected to reduce Q4 volumes
  - Offset by higher pricing in Acetate and Nutrinova

9

Industrial Specialties

Celanese

Q3 Performance

in millions	Q3'11	Q2'12	Q3'12
Net Sales	$332	$327	$297
Operating EBITDA	$43	$47	$36
Operating EBITDA Margin	13%	14%	12%

Factors Affecting Net Sales Changes

	Q3'12	
	vs. Q3'11	vs. Q2'12
Volume	2%	(4%)
Price	(8%)	(4%)
Currency	(5%)	(1%)
Other	-	-
Total Sales	(11%)	(9%)

Key Business Highlights

Sequential

- Lower pricing driven by weak demand for EVA applications
- Record quarterly earnings in Emulsions more than offset by weak demand for EVA applications

YoY

- Lower pricing due to weak demand for EVA applications and lower raw material costs; unfavorable currency
- Record quarterly earnings in Emulsions more than offset by weak demand for EVA applications

Q4'12 Expectations

in millions	Q4'11
Net Sales	$272
Operating EBITDA	$30
Operating EBITDA Margin	11%

- Sequentially lower earnings due to seasonality and mix
- YoY lower earnings primarily due to continued weak demand for EVA applications

10

Acetyl Intermediates

Celanese

Q3 Performance

in millions	Q3'11	Q2'12	Q3'12
Net Sales	$975	$821	$785
Operating EBITDA	$168	$99	$91
Operating EBITDA Margin	17%	12%	12%

Factors Affecting Net Sales Changes

	Q3'12	
	vs. Q3'11	vs. Q2'12
Volume	(5%)	1%
Price	(11%)	(4%)
Currency	(3%)	(1%)
Other	-	-
Total Sales	(19%)	(4%)

Key Business Highlights

Sequential

- Lower pricing due to lower raw material costs and continued soft demand in Europe and Asia
- Flat margins as lower pricing was offset by lower raw material costs

YoY

- Lower pricing and volumes due to temporarily elevated utilization in prior year and soft demand in Europe and Asia in Q3'12
- Earnings decrease due to pricing and volumes, which more than offset lower raw material costs

Q4'12 Expectations

in millions	Q4'11
Net Sales	$849
Operating EBITDA	$95
Operating EBITDA Margin	11%

- Expect trough-like conditions in the acetyl chain to continue through rest of 2012
  - Muted seasonal volumes ahead of Chinese New Year
  - European downstream derivatives demand expected to remain weak

11

12 ► Q3’12: equity affiliates contributed $50 million to earnings with an additional $38 million proportional Affiliate EBITDA not included in Operating EBITDA ► Equity and cost investment dividends were $38 million, down $10 million from Q3’11 ► Q4 Outlook: equity earnings from AEM’s strategic affiliates expected to be higher than 2011 due to turnaround in the prior year $163 $146 $80 $85 0 40 80 120 160 200 240 YTD 2012 YTD 2011 $ m ill io ns Dividends from Cost Investments Earnings from Equity Affiliates Note: YTD refers to nine months ended September 30th $146 $163 $113 $118 0 50 100 150 200 250 300 YTD 2012 YTD 2011 $ m ill io ns Proport onal Affiliate EBITDA in Excess of Equity Earnings Earnings from Equity Affiliates Income Statement Earnings and Proportional EBITDA Strategic Affiliate Performance

13 12012 amounts primarily associated with cash outflows for purchases of other productive assets that are classified as ‘investing activities’ for U.S. GAAP purposes. 2011 amounts primarily associated with Fraport related cash expenses 2Excludes cash flows related to POM expansion in Germany ► Strong free cash flow continues despite weak economic conditions ► Continue to invest in high return strategic growth initiatives in millions Q3'11 Q3'12 Net cash provided by operating activities $165 $258 Adjustment to operating cash for discontinued operations 5 1 Net cash provided by operating activities from continuing operations 170 259 Less: Capital expenditures (90) (87) Add: Cash Flow adjustments 1 39 (14) Adjusted Free Cash Flow 2 $119 $158 Adjusted Free Cash Flow Free Cash Flow Q3’12

14 ► Dividend, debt service, option receipts, and share repurchases of ~$80-100 million ► Recently increased share repurchase authorization to $400 million, with $136 million remaining as of September 30, 2012 * Excludes cash outflows for capital expenditures of approximately $60 million related to POM expansion in Germany Cash Taxes $120 – $140 Capital Expenditures $325 – $350 Reserve/Other $125 – $150 Net Interest $190 – $200 Pension $100 – $125 Working Capital ($50) – $0 Adjusted Free Cash Outflows* $800 – $1,000 2012E Adjusted Free Cash Outflows (off Operating EBITDA Base) in millions Expected Uses of Cash in 2012

15 Appendix Notes: References on the following slides to tables correspond to the tables included with Celanese press release dated October 22, 2012

Reg G: Business segment data and reconciliation of operating profit (loss) to operating EBITDA - a non-U.S. GAAP measure – unaudited (Table 1)

Celanese

	Three Months Ended			
(in $ millions)	September 30, 2012	June 30, 2012	December 31, 2011	September 30, 2011
Net Sales				
Advanced Engineered Materials	322	323	292	332
Consumer Specialties	314	327	306	298
Industrial Specialties	297	327	272	332
Acetyl Intermediates	785	821	849	975
Other Activities [1]	-	-	-	-
Intersegment eliminations	(109)	(123)	(105)	(130)
Total	1,609	1,675	1,614	1,807
Operating Profit (Loss)				
Advanced Engineered Materials	43	21	(3)	14
Consumer Specialties	70	75	59	66
Industrial Specialties	23	34	17	30
Acetyl Intermediates	62	77	67	128
Other Activities [1]	(35)	(43)	(43)	(42)
Total	163	164	97	196
Other Charges and Other Adjustments [2]				
Advanced Engineered Materials	(8)	10	8	18
Consumer Specialties	7	(1)	5	3
Industrial Specialties	-	-	1	-
Acetyl Intermediates	7	1	4	12
Other Activities [1]	-	9	1	10
Total	6	19	19	43
Depreciation and Amortization Expense [3]				
Advanced Engineered Materials	29	28	32	27
Consumer Specialties	10	10	9	9
Industrial Specialties	13	13	11	12
Acetyl Intermediates	20	19	21	25
Other Activities [1]	3	4	3	4
Total	75	74	76	77
Business Operating EBITDA				
Advanced Engineered Materials	64	59	37	59
Consumer Specialties	87	84	73	78
Industrial Specialties	36	47	29	42
Acetyl Intermediates	89	97	92	165
Other Activities [1]	(32)	(30)	(39)	(28)
Total	244	257	192	316
Equity Earnings, Cost - Dividend Income and Other Income (Expense)				
Advanced Engineered Materials	45	55	36	53
Consumer Specialties	-	84	-	-
Industrial Specialties	-	-	1	1
Acetyl Intermediates	2	2	3	3
Other Activities [1]	7	4	11	1
Total	54	145	51	58
Operating EBITDA				
Advanced Engineered Materials	109	114	73	112
Consumer Specialties	87	168	73	78
Industrial Specialties	36	47	30	43
Acetyl Intermediates	91	99	95	168
Other Activities [1]	(25)	(26)	(28)	(27)
Total	298	402	243	374

[1] Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies.

[2] See Table 7 for details.

[3] Excludes accelerated depreciation and amortization expense included in Other Charges and Other Adjustments above. See Table 1A for details.

16

17 Reg G: Reconciliation of consolidated net earnings (loss) to operating EBITDA - a non-U.S. GAAP measure – unaudited (Table 1A) September 30, June 30, December 31, September 30, (in $ millions) 2012 2012 2011 2011 Net earnings (loss) attributable to Celanese Corporation 117 210 95 167 (Earnings) loss from discontinued operations 2 - 1 - Interest income - - (1) (1) Interest expense 44 45 55 54 Refinancing expense - - - - Income tax provision (benefit) 54 54 (2) 34 Depreciation and amortization expense 2 75 74 76 77 Other charges (gains), net 1 (2) 3 9 24 Other adjustments 1 8 16 10 19 Operating EBITDA 298 402 243 374 Detail by Business Segment Advanced Engineered Materials 109 114 73 112 Consumer Specialties 87 168 73 78 Industrial Specialties 36 47 30 43 Acetyl Intermediates 91 99 95 168 Other Activities 3 (25) (26) (28) (27) Operating EBITDA 298 402 243 374 September 30, June 30, December 31, September 30, (in $ millions) 2012 2012 2011 2011 Advanced Engineered Materials - - - - Consumer Specialties 3 1 1 - Industrial Specialties - - - - Acetyl Intermediates - - - - Other Activities 3 - - - - Accelerated depreciation and amortization expense 3 1 1 - Depreciation and amortization expense 2 75 74 76 77 Total depreciation and amortization expense 78 75 77 77 2 Excludes accelerated depreciation and amortization expense as detailed in the table below and included in Other adjustments above. Three Months Ended Three Months Ended 3 Other Activities includes corporate selling, general and administrative expenses and the results from captive insurance companies. 1 See Table 7 for details.

18 Reg G: Adjusted earnings (loss) per share - reconciliation of a non-U.S. GAAP measure – unaudited (Table 6) (in $ millions, except share and per share data) per share per share per share Earnings (loss) from continuing operations 119 0.74 210 1.31 167 1.05 Deduct: Income tax (provision) benefit (54) (54) (34) Earnings (loss) from continuing operations before tax 173 264 201 Other charges and other adjustments 1 6 19 43 Refinancing - related expenses - - (1) Adjusted earnings (loss) from continuing operations before tax 179 283 243 Income tax (provision) benefit on adjusted earnings 2 (30) (48) (41) Less: Noncontrolling interests - - - Adjusted earnings (loss) from continuing operations 149 0.93 235 1.47 202 1.27 Diluted shares (in millions) 3 Weighted average shares outstanding 159.1 158.1 156.2 Dilutive stock options 0.3 1.0 1.9 Dilutive restricted stock units 0.7 0.6 0.9 Total diluted shares 160.1 159.7 159.0 September 30, 1 See Table 7 for details. 2 The adjusted effective tax rate is 17% for the three months ended September 30, 2012, June 30, 2012, and September 30, 2011 . 3 Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive. 2012 2011 Three Months Ended September 30, 2012 June 30,

19 Reg G: Other charges and other adjustments - reconciliation of a non-U.S. GAAP measure – unaudited (Table 7) September 30, June 30, December 31, September 30, (in $ millions) 2012 2012 2012 2011 Employee termination benefits 1 1 4 5 Kelsterbach plant relocation 3 2 4 14 Plumbing actions (4) - - (2) Asset impairments - - 1 - Commercial disputes (2) - - 7 Total (2) 3 9 24 Other Adjustments: 1 Income September 30, June 30, December 31, September 30, Statement (in $ millions) 2012 2012 2012 2011 Classification Business optimization - 3 1 2 Cost of sales / SG&A Kelsterbach plant relocation (7) 8 1 5 Cost of sales Plant closures 10 2 3 2 Cost of sales / SG&A (Gain) loss on disposition of assets 1 - - (1) (Gain) loss on disposition Commercial disputes - - 1 7 Cost of sales Other 4 3 4 4 Various Total 8 16 10 19 Total other charges and other adjustments 6 19 19 43 1 These items are included in net earnings but not included in Other charges (gains), net. Three Months Ended Three Months Ended

20 Q3 2012 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited Income Statement in $ millions AEM CS IS AI Other Total Classification Employee termination benefits - 1 - 1 (1) 1 Kelsterbach plant relocation 3 - - - - 3 Plumbing actions (4) - - - - (4) Commercial disputes - - - (2) - (2) Total other charges (1) 1 - (1) (1) (2) Kelsterbach plant relocation (7) - - - - (7) Cost of Sales Plant closures - 3 - 7 - 10 Cost of Sales / SG&A (Gain)/loss on disposition of assets - 1 - - - 1 (Gain) loss on disposition Other - 2 - 1 1 4 Various 1 Total other adjustments (7) 6 - 8 1 8 Total other charges and other adjustments (8) 7 - 7 - 6 1 The follow ing summarizes the income statement classif ication of the other adjustments: Cost of Sales - 2 - 1 - 3 Selling, General & Administrative - - - - 1 1 Total other - 2 - 1 1 4

21 Q2 2012 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited Income Statement in $ millions AEM CS IS AI Other Total Classification Employee termination benefits - 2 - (1) - 1 Kelsterbach plant relocation 2 - - - - 2 Insurance recoveries - (6) - - 6 - Total other charges (gains), net 2 (4) - (1) 6 3 Business optimization - - - - 3 3 SG&A Kelsterbach plant relocation 8 - - - - 8 Cost of Sales Plant closures - 1 - 1 - 2 Cost of Sales Other - 2 - 1 - 3 Various 1 Total other adjustments 8 3 - 2 3 16 Total other charges and other adjustments 10 (1) - 1 9 19 1 The follow ing summarizes the income statement classif ication of the other adjustments: Cost of Sales - 2 - - - 2 Other income/expense, net - - - 1 - 1 Total other - 2 - 1 - 3

22 Q4 2011 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited Income Statement in millions AEM CS IS AI Other Total Classification Employee termination benefits 3 1 - - - 4 Kelsterbach plant relocation 4 - - - - 4 Asset impairments - - - 1 - 1 Total other charges 7 1 - 1 - 9 Business optimization - - - - 1 1 Cost of Sales / SG&A Kelsterbach plant relocation 1 - - - - 1 Cost of Sales Plant closures - 1 1 1 - 3 Cost of Sales / SG&A Commercial disputes - - - 1 - 1 Cost of Sales Other - 3 - 1 - 4 Cost of Sales Total other adjustments 1 4 1 3 1 10 Total other charges and other adjustments 8 5 1 4 1 19

23 Q3 2011 Other charges and other adjustments by business segment - reconciliation of a non-U.S. GAAP measure - unaudited Income Statement in millions AEM CS IS AI Other Total Classification Employee termination benefits 1 (2) - 2 4 5 Kelsterbach plant relocation 14 - - - - 14 Plumbing actions (2) - - - - (2) Commercial disputes - - - 3 4 7 Total other charges 13 (2) - 5 8 24 Business optimization - - - - 2 2 Cost of Sales / SG&A Kelsterbach plant relocation 5 - - - - 5 Cost of Sales Plant closures - 1 - 1 - 2 Cost of Sales / SG&A (Gain)/loss on disposition of assets - - - (1) - (1) (Gain) loss on disposition Commercial disputes - - - 7 - 7 Cost of Sales Other - 4 - - - 4 Cost of Sales Total other adjustments 5 5 - 7 2 19 Total other charges and other adjustments 18 3 - 12 10 43

Reg G: Equity affiliate results and reconciliation of operating profit to affiliate EBITDA - a non-U.S. GAAP measure - total - unaudited (Table 8)

Celanese

(in $ millions)	Three Months Ended September 30, 2012	June 30, 2012	September 30, 2011
Net Sales			
Affiliates - Asia [1]	431	441	428
Affiliates - Middle East [2]	281	380	334
Infraserv Affiliates [3]	457	478	540
Total	1,169	1,299	1,302
Operating Profit			
Affiliates - Asia [1]	55	57	56
Affiliates - Middle East [2]	134	197	163
Infraserv Affiliates [3]	31	31	33
Total	220	285	252
Depreciation and Amortization			
Affiliates - Asia [1]	19	19	20
Affiliates - Middle East [2]	9	9	8
Infraserv Affiliates [3]	25	26	29
Total	53	54	57
Affiliate EBITDA			
Affiliates - Asia [1]	74	76	76
Affiliates - Middle East [2]	143	206	171
Infraserv Affiliates [3]	56	57	62
Total	273	339	309
Net Income			
Affiliates - Asia [1]	37	36	39
Affiliates - Middle East [2]	120	175	145
Infraserv Affiliates [3]	17	23	16
Total	174	234	200
Net Debt			
Affiliates - Asia [1]	378	273	134
Affiliates - Middle East [2]	(94)	(184)	(115)
Infraserv Affiliates [3]	287	328	239
Total	571	417	258

[1] Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%). Una SA was divested during the three months ended March 31, 2011.

[2] Affiliates - Middle East accounted for using the equity method includes National Methanol Company (Ibn Sina) (25%).

[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

24

Reg G: Equity affiliate results and reconciliation of proportional operating profit to proportional affiliate EBITDA - a non-U.S. GAAP measure - Celanese proportional share – unaudited (Table 8 continued)

Celanese

(in $ millions)	Three Months Ended September 30, 2012	June 30, 2012	September 30, 2011
Proportional Net Sales			
Affiliates - Asia [1]	199	203	198
Affiliates - Middle East [2]	70	95	84
Infraserv Affiliates [3]	150	157	178
Total	419	455	460
Proportional Operating Profit			
Affiliates - Asia [1]	26	26	26
Affiliates - Middle East [2]	34	49	41
Infraserv Affiliates [3]	10	10	10
Total	70	85	77
Proportional Depreciation and Amortization			
Affiliates - Asia [1]	8	9	9
Affiliates - Middle East [2]	2	3	2
Infraserv Affiliates [3]	8	8	10
Total	18	20	21
Proportional Affiliate EBITDA			
Affiliates - Asia [1]	34	35	35
Affiliates - Middle East [2]	36	52	43
Infraserv Affiliates [3]	18	18	20
Total	88	105	98
Equity in net earnings of affiliates (as reported in the Consolidated Statement of Operations)			
Affiliates - Asia [1]	18	17	18
Affiliates - Middle East [2]	27	38	34
Infraserv Affiliates [3]	5	7	5
Total	50	62	57
Proportional Affiliate EBITDA in excess of Equity in net earnings of affiliates			
Affiliates - Asia [1]	16	18	17
Affiliates - Middle East [2]	9	14	9
Infraserv Affiliates [3]	13	11	15
Total	38	43	41
Proportional Net Debt			
Affiliates - Asia [1]	171	121	60
Affiliates - Middle East [2]	(24)	(46)	(29)
Infraserv Affiliates [3]	94	107	79
Total	241	182	110

[1] Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%). Una SA was divested during the three months ended March 31, 2011.

[2] Affiliates - Middle East accounted for using the equity method includes National Methanol Company (IBN Sina) (25%).

[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).

25